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                                                                   Exhibit 10.28


                             AMENDMENT NUMBER 3 TO
                            MOVADO GROUP, INC. 1996
                              STOCK INCENTIVE PLAN
                              --------------------

The Board of Directors of Movado Group, Inc., a New York corporation (the "Company") hereby adopts this Amendment Number 3 to the Company's 1996 Stock Incentive Plan, as previously amended, (the "Plan") effective upon approval by the holders of a majority in voting power of the outstanding shares of common stock and class A common stock of the Company present in person or represented by proxy and entitled to vote at the next annual meeting of shareholders, currently scheduled to be held June 19, 2001.

     1. Section 3 of the Plan is hereby amended to read in its entirety as follows: "3 Eligibility. Awards under the Plan may be granted to such officers, directors and executive, managerial, professional, or other key employees of the Company or its Affiliates and to such non-employee individuals with whom the Company or any of its Affiliates contracts to perform consulting or other services as the Committee shall from time to time in its sole discretion select".

     2. In Section 4(a) of the Plan, the first sentence thereof is deleted in its entirety and the following is substituted in lieu thereof "Subject to Section 13 (relating to adjustments upon changes in capitalization), the aggregate number of shares of Stock upon which Awards may be based shall not exceed 3,500,000 shares".

     3. Section 4(b) of the Plan is deleted in its entirety and the following is substituted in lieu thereof: "Subject to Section 13 (relating to adjustments upon changes in capitalization), the total number of shares of Stock in respect of which Awards may be granted to any one participant under the Plan during any calendar year shall not exceed 1,200,000 shares of Stock."

Upon the effectiveness of the foregoing amendments to the Plan, all references to the Plan shall be deemed to mean the Plan as amended hereby.